Exhibit 99.1

Cadrenal Therapeutics Reports Third Quarter 2025 Financial Results and Provides Corporate Update

PONTE VEDRA, Fla., November 10, 2025 – Cadrenal Therapeutics, Inc. (Nasdaq: CVKD), a biopharmaceutical company developing transformative therapeutics to overcome current gaps in anticoagulation therapy, today reported its financial results for the third quarter ended September 30, 2025, and provided an update on the clinical development of tecarfarin and the acquisition and development of frunexian.

Highlights

•	Progressed clinical development of tecarfarin.

o	Completed the manufacturing of tecarfarin drug product in accordance with current good manufacturing practices (cGMP).

o	Ongoing activities in support of a single-site U.S. Phase 2 study of tecarfarin in LVAD patients as part of the collaboration agreement with Abbott.

o	Investigator discussions for a potential multi-site Phase 2 study of tecarfarin in dialysis patients already treated with warfarin.

•	Expanded Cadrenal’s portfolio through the acquisition of the assets of eXIthera Pharmaceuticals, including its proprietary portfolio of investigational intravenous (IV) and oral Factor XIa inhibitors, in September 2025.

o	The lead asset, frunexian, is a first-in-class, Phase 2-ready IV Factor XIa inhibitor designed for acute care settings where contact activation of coagulation by medical devices plays a significant role, such as cardiopulmonary bypass, catheter thrombosis, and other blood-contacting implanted cardiac devices.

“We have uniquely positioned ourselves to address gaps in anticoagulation treatment of multiple indications through the development of two differentiated anticoagulants (tecarfarin and frunexian) while benefitting from pathways that provide clear regulatory designations,” commented Quang X. Pham, Chairman & CEO. “Having multiple pathways has allowed us to be prudent and flexible in our strategic approach to achieving critical development milestones as we look to advance our therapies for patients where conventional anticoagulation does not provide sufficient safety or efficacy.”

“Our focus as we finish 2025 is the progression of tecarfarin into clinical applications where significant anticoagulation challenges exist,” Pham continued. “We are in discussions with key partners to move forward a development strategy which we believe is critical to the broader anticoagulation industry to address gaps in care and unlock key value for shareholders.”

Third Quarter 2025 Financial Highlights

Research and development expenses for the quarter ended September 30, 2025, were $0.7 million compared to $0.8 million for the same period in 2024. General and administrative expenses for the quarter ended September 30, 2025, were $2.0 million compared to $1.7 million for the same period in 2024. Cadrenal reported a net loss of $2.7 million for the quarter ending September 30, 2025, compared to $2.4 million for the same period in 2024.

On September 30, 2025, Cadrenal had cash and cash equivalents of $3.9 million. The Company had approximately 2.1 million shares of common stock outstanding as of September 30, 2025.

About Cadrenal Therapeutics, Inc.

Cadrenal Therapeutics, Inc. is a biopharmaceutical company with a mission to develop novel and differentiated biopharmaceutical products that bridge critical gaps in current acute and chronic anticoagulant therapy. We bridge these gaps by developing novel and differentiated anticoagulants, or blood thinners, designed to provide greater predictability, increased stability, more precise control, and fewer bleeding complications. We currently have two clinical-stage assets: tecarfarin, an oral vitamin K antagonist (VKA) for chronic use, and frunexian, a parenteral small-molecule Factor XIa antagonist for use in acute hospital settings. By targeting underserved patient populations and advancing therapies designed for both chronic and acute use, we aim to reshape standards of care in anticoagulation. For more information, visit https://www.cadrenal.com/ and connect with the Company on LinkedIn.

Safe Harbor

Any statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include the Company’s ability to develop transformative therapeutics to overcome current gaps in anticoagulation therapy, the Company’s ongoing activities supporting a single-site U.S. Phase 2 study of tecarfarin in LVAD patients as part of the collaboration agreement with Abbott; the potential initiation of a multi-site Phase 2 study of tecarfarin in dialysis patients already treated with warfarin; the Company being uniquely positioned to address gaps in anticoagulation treatment of multiple indications through development of two differentiated anticoagulants (tecarfarin and frunexian); the Company achieving critical development milestones; the progression of tecarfarin into clinical applications where significant anticoagulation challenges exist; moving forward with a development strategy with key partners; addressing gaps in care and unlocking key value for shareholders. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to develop novel and differentiated biopharmaceutical products that bridge critical gaps in current acute and chronic anticoagulant therapy; the Company’s ability to achieve critical development milestones and commence clinical trials as anticipated; the Company having suffcient funding to achieve itsclinical goals; the Company’s ability to target underserved patient populations and advance therapies designed for both chronic and acute use and to reshape standards of care in anticoagulation and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s subsequent filings with the Securities and Exchange Commission, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Lytham Partners, LLC

Robert Blum, Managing Partner

602-889-9700

CVKD@lythampartners.com

Cadrenal Therapeutics, Inc.

Balance Sheets

	September 30, 2025 (unaudited)	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$3,860,082	$10,017,942
Interest receivable	12,791	38,153
Prepaid expenses and other current assets	116,015	42,257
Deferred offering costs	90,838	14,445
Total current assets	4,079,726	10,112,797
Property, plant and equipment, net	5,729	6,944
Other assets	2,167	3,792
Total assets	$4,087,622	$10,123,533
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$614,127	$1,502,468
Accrued liabilities	738,548	1,181,490
Total current liabilities	1,352,675	2,683,958
Total liabilities	1,352,675	2,683,958
Stockholders’ equity:
Preferred stock, $0.001 par value, 7,500,000 shares authorized, no shares issued and outstanding at September 30, 2025 and December 31, 2024	-	-
Common stock, $0.001 par value; 75,000,000 shares authorized, 2,059,754 shares issued and outstanding as of September 30, 2025; 1,782,486 shares issued and outstanding as of December 31, 2024	2,059	1,782
Additional paid-in capital	38,654,043	33,160,576
Accumulated deficit	(35,921,155)	(25,722,783)
Total stockholders’ equity	2,734,947	7,439,575
Total liabilities and stockholders’ equity	$4,087,622	$10,123,533

CADRENAL THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
General and administrative expenses	$2,044,937	$1,674,905	$6,955,907	$4,013,336
Research and development expenses	688,465	784,646	3,433,845	2,667,382
Depreciation expense	401	407	6,319	1,473
Total operating expenses	2,733,803	2,459,958	10,396,071	6,682,191
Loss from operations	(2,733,803)	(2,459,958)	(10,396,071)	(6,682,191)
Other income
Interest and dividend income	48,098	52,129	197,699	218,092
Total other income	48,098	52,129	197,699	218,092
Net loss and comprehensive loss	$(2,685,705)	$(2,407,829)	$(10,198,372)	$(6,464,099)

Net loss per common share, basic and diluted (1)	$(1.31)	$(2.18)	$(5.23)	$(5.24)
Weighted average number of common shares used in computing net loss per common share, basic and diluted (1)	2,044,033	1,104,005	1,950,703	1,234,672

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